PETRO RIVER ANNOUNCES CONTINUED DRILLING SUCCESS IN OSAGE COUNTY AND CORPORATE UPDATE

 ptrc releases updated corporate deck

NEW YORK, NY, June 28, 2018 Petro River Oil Corp. (OTCBB: PTRC) (“Petro River” or the “Company”), an independent oil and gas exploration company that utilizes 3D seismic technology to discover and develop oil and gas reserves in proven oil and gas basins, is pleased to provide investors with an update on the Company’s Osage drilling program and ongoing corporate activities.

A new corporate presentation has been made available concurrently with this press release and can be found here.

Development & Exploration Plans 2018:

Osage County:  Following the success of our initial ten (10) well drilling program, the Company plans to drill an additional thirteen (13) new wells: nine (9) development wells in the North Blackland field, three (3) exploration wells in the Arsaga field and one (1) exploration well in the Section 13 field.

The North Blackland field was discovered by the successful drilling of the 2-34 exploration well spud on April 15, 2018 and confirmed by the 2-35 well spud on May 16, 2018. Based on the reserve report dated May 1, 2018 prepared by Cawley, Gillespie & Associates (“CGA”), an independent petroleum engineering firm, the Company projects reserves of 78,154 barrels of oil equivalent per well in the North Blackland field.

The Arsaga and Section 13 exploration wells, which the Company anticipates drilling within the next 45 days, will test approximately 2,650 acres with a potential of up to 130 wells (based on 20 acre spacing) and, based on the reserve report, estimated ultimate recovery of 50,761 barrels of oil equivalent per well.

The Company currently anticipates that projected cashflow will be sufficient to fund the drilling expenses of the thirteen (13) new wells.

Modifications to our Osage Concession:

The Osage Mineral Council approved the following resolution No.3-307 dated May 16, 2018:

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Extension of the twenty (20) square miles of 3D seismic exploration from December 31, 2018 to December 31, 2019.
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A drilling commitment for 2018 to drill twelve (12) wells in the concession area by December 31, 2018, and subsequently to drill nine (9) wells annually from 2019 through 2021.
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Reduction of our concession acreage from 106,500 to 87,740 acres.

Mr. Stephen Brunner, President of Petro River, commented:

“Our 2018 plans, which will double our current number of wells if accomplished, are expected to provide significant additional cashflow to Petro River. Further, the Arsaga and Section 13 exploration wells are testing 2,650 acres, which, if successful, will provide a substantial scalable and repeatable drilling program in 2019. We remain committed to our strategy of utilizing 3D seismic technology to identify low-cost and high-return prospects, particularly those with stacked and multi-zone potential.”

ABOUT: PETRO RIVER OIL CORP (OTC: PTRC)

Petro River Oil Corp. (OTCBB: PTRC) is an independent energy company with core holdings in Osage County, Oklahoma. Petro River’s strategy is to apply modern technology, including 3D Seismic analysis, to exploit hydrocarbon-prone resources in historically prolific plays and underexplored prospective basins to build reserves and to create value for the Company and its shareholders. Petro River owns a 14.52% equity interest in Horizon Energy Partners, LLC, and the Company’s president, Stephen Brunner, is also a member of the Board of Managers of Horizon Energy Partners, LLC. For more information, please visit our website at www.petroriveroil.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking and other statements that are not historical facts. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward looking statements will not occur, which may cause actual performance and results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward looking statements. These forward looking statements, projections and statements are subject to change and could differ materially from final reported results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. Petro River assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities law. Additionally, Petro River undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect to the matters discussed above. Readers should also carefully review the “Risk Factors” in Petro River’s annual report on Form 10-K, its quarterly reports on Form 10-Q, and other reports filed with the SEC under the Securities Exchange Act of 1934, as amended.

For additional information about Petro River Oil, please visit http://petroriveroil.com/ or contact:

Investor Relations
ir@petroriveroil.com
telephone: (469) 828-3900